Exhibit 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP REPORTS FOURTH QUARTER 2011 RESULTS

CHESTER, WV — March 8, 2012 — MTR Gaming Group, Inc. (NasdaqGS: MNTG) today announced financial results for the fourth quarter and full year ended December 31, 2011.

Fourth Quarter 2011 Highlights and Subsequent Events

•                  Net revenue growth of 9.3%, including net revenue growth of 15.2% for Mountaineer Casino, Racetrack & Resort

•                  Record Adjusted EBITDA from continuing operations of $20.0 million

•                  Adjusted EBITDA margin of 19.3%, a 110 basis point increase from the prior-year quarter

•                  In January 2012, Scioto Downs Casino & Racetrack received its conditional gaming license to install and operate video lottery terminals, and construction is progressing on schedule at the facility

“We are pleased with our fourth quarter 2011 results, which saw a considerable increase in revenue, record Adjusted EBITDA and improved Adjusted EBITDA margin, which was the result of our focus on targeted marketing programs at our facilities, optimizing our cost structure, improving economic conditions in the region and favorable weather in the latter part of the fourth quarter,” said Jeffrey J. Dahl, President and Chief Executive Officer of MTR Gaming Group, Inc.  “Looking forward into 2012, we have already received our conditional license to install and operate video lottery terminals (“VLTs”) at our Scioto Downs Casino & Racetrack and are pleased to note that construction is proceeding on schedule for an anticipated second quarter 2012 opening.  Once completed, we believe the casino will have a significant beneficial impact on the Columbus, Ohio area in terms of entertainment, job opportunities and economic growth, as well as provide long-term value for our stockholders.”

For the fourth quarter of 2011, the Company’s total net revenues were $103.6 million, an increase of 9.3% compared to $94.8 million in the same period of 2010.  Adjusted EBITDA from continuing operations was $20.0 million, up 15.9% compared to $17.2 million in the fourth quarter of 2010.  The fourth quarter 2011 Adjusted EBITDA margin was 19.3% compared to 18.2% in the prior-year quarter.

The Company reported a net loss of $6.0 million for the quarter, or $0.21 per diluted share (which included income of $0.8 million from discontinued operations), compared to a net loss of $2.8 million, or $0.10 per diluted share, in the same period of 2010, due primarily to increased interest expense associated with the Company’s debt refinancing in the third quarter of 2011.

Net revenues at Mountaineer Casino, Racetrack & Resort increased 15.2% to $55.8 million in the fourth quarter of 2011 compared to $48.4 million in the fourth quarter of 2010.  Revenues from slots were $41.9 million compared to $36.4 million in the same quarter of 2010, while table gaming at Mountaineer generated $7.2 million of revenues compared to $6.1 million in the prior-year period.  The property saw Adjusted EBITDA increase to $11.7 million from $9.0 million in the comparable quarter of 2010.  The Adjusted EBITDA margin at Mountaineer increased to 21.0% compared to 18.6% in the prior-year quarter. As previously mentioned, the increase in net revenues and Adjusted EBITDA was attributable to targeted marketing programs and operating efficiencies at Mountaineer, as well as improving economic conditions and milder winter weather in the latter part of 2011.

Net revenues at Presque Isle Downs & Casino increased 3.2% to $47.5 million during the fourth quarter of 2011 compared to $46.0 million during the fourth quarter of 2010.  Table gaming at Presque Isle Downs generated $5.4 million of revenues compared to $4.7 million in the prior-year period, while slot revenue increased by $0.8 million compared to the same quarter of 2010. The property generated Adjusted EBITDA of $10.9 million compared to $10.4 million in the same quarter of 2010, with the Adjusted EBITDA margin increasing to 23.0% compared to 22.6% in the prior-year period. The increase in net revenues and Adjusted EBITDA for the fourth quarter of 2011 was primarily attributable to the milder winter weather and operating efficiencies.

Corporate overhead costs increased by 21% to $2.3 million during the fourth quarter of 2011 compared to $1.9 million in the prior-year period, due primarily to increases in compensation-related expenses.

Full Year 2011 Highlights

For the year ended December 31, 2011, MTR’s total net revenues increased approximately 1% to $428.1 million compared to $424.9 million in the prior year.  Adjusted EBITDA from continuing operations increased 6.7% to $82.6 million (which includes $2.1 million received from a mineral rights lease bonus payment) from $77.4 million last year (which includes $1.4 million of project-opening costs and $1.7 million of severance costs).  For the year ended December 31, 2011, net loss was $50.4 million, or $1.81 per diluted share, and includes a $34.4 million pre-tax loss on debt extinguishment associated with MTR’s refinancing, a pre-tax charge of $5.9 million representing an estimate of the Company’s obligations associated with its estimated proportionate assessment of amounts due under an Administrative Order executed by the Pennsylvania Gaming Control Board on July 11, 2011 and other related assessments, income tax expense of approximately $4.0 million attributable to an increase in the valuation allowance on deferred tax assets and $0.8 million in income from discontinued operations.  Absent these charges and discontinued operations, the net loss would have been $6.9 million, or $0.25 per diluted share. In the same period last year, the Company reported net loss of $5.1 million, or $0.19 per diluted share, which included a loss of $0.2 million from discontinued operations.

See attached tables, including reconciliation of income (loss) from continuing operations and income (loss) from discontinued operations, GAAP financial measures, to Adjusted EBITDA, as well as the calculation of Adjusted EBITDA margin, non-GAAP financial measures.

Balance Sheet and Liquidity

As of December 31, 2011, MTR had $85.6 million in cash and cash equivalents, $130.1 million of funds that are held for construction of the video lottery terminal gaming facility at Scioto Downs Casino & Racetrack, and $548.9 million in total debt, net of discount.  In addition, the Company has $20 million available for borrowing under its revolving credit facility.

Reconciliation of GAAP Measures to Non-GAAP Measures

Adjusted EBITDA represents earnings (losses) before interest, income taxes, depreciation and amortization, gain (loss) on the sale or disposal of property, loss on asset impairment, loss on debt modification and extinguishment, other regulatory gaming assessment costs and equity in loss of unconsolidated joint venture, to the extent that such items existed in the periods presented.  Adjusted EBITDA margin represents the calculation of Adjusted EBITDA divided by net revenues. Adjusted EBITDA and Adjusted EBITDA margin are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), are unaudited and should not be considered as an alternative to, or more meaningful than, net income (loss) or income (loss) from operations or operating margin as indicators of our operating performance, or cash flows from operating activities, as a measure of liquidity. Adjusted EBITDA and Adjusted EBITDA margin have been presented as supplemental disclosures because they are widely used measures of performance and basis’ for valuation of companies in our industry. Management of the Company uses Adjusted EBITDA and Adjusted EBITDA margin as primary measures of the Company’s operating performance and as components in evaluating the performance of operating personnel.  Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments, and certain regulatory gaming assessments which can be significant. Moreover, other companies that provide EBITDA and/or Adjusted EBITDA information may calculate EBITDA and/or Adjusted EBITDA differently than we do. A reconciliation of GAAP income (loss) from continuing operations and GAAP income (loss) from discontinued operations to Adjusted EBITDA, as well as the calculation of Adjusted EBITDA margin, is included in the financial tables accompanying this release.

Conference Call

Management will conduct a conference call focusing on the financial results and corporate developments today at 4:30 p.m. EST.  Interested parties may participate in the call by dialing (888) 713-3595.  Please call in 10 minutes before the call is scheduled to begin and ask for the MTR Gaming call (conference ID #3987455).

The conference call will be webcast live via the Investor Relations section of the Company’s website at www.mtrgaming.com.  To listen to the live webcast please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen to the live call, the conference call will be archived on the Investor Relations section of the Company’s website.

A replay of the call will be available two hours following the end of the call through midnight EDT on Thursday, March 15, 2012 at www.mtrgaming.com and by telephone at (877) 870-5176; passcode 3987455.

About MTR Gaming Group

MTR Gaming Group, Inc. is a hospitality and gaming company that through subsidiaries owns and operates Mountaineer Casino, Racetrack & Resort in Chester, West Virginia; Presque Isle Downs & Casino in Erie, Pennsylvania; and Scioto Downs Casino & Racetrack in Columbus, Ohio. For more information, please visit www.mtrgaming.com.

Forward-Looking Statements

Except for historical information, this press release contains forward-looking statements concerning, among other things the prospects for improving the results of our operations at Mountaineer, Presque Isle Downs and Scioto Downs, including the success and growth of table gaming at Presque Isle Downs and Mountaineer and the successful implementation of video lottery terminals at Scioto Downs. Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include, but are not limited to, the impact of new competition for Mountaineer and Presque Isle Downs (including casino gaming and video lottery terminals in Ohio), the establishment of video lottery terminals at Scioto Downs, pending the receipt of required regulatory approval, the effectiveness of our marketing programs, the enactment of future gaming legislation in the jurisdictions in which we operate (including the implementation of casino gaming in Cleveland and Columbus, Ohio and the implementation of video lottery terminals at racetracks in Ohio), changes in, or failure to comply with, laws, regulations or the conditions of our gaming licenses, accounting standards or environmental laws, including adverse changes in the gaming tax rates that the Company currently pays in its various jurisdictions, general economic conditions, disruption (occasioned by weather conditions or work stoppages) of our operations, our ability to improve our operating margins, our continued suitability to hold and obtain renewals of our gaming and racing licenses, our ability to fulfill our obligations and comply with the covenants associated with our various debt instruments and/or our ability to obtain additional debt and/or equity financing, if and when needed, and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements, except as may be required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

For Additional Information, Please Contact:

MTR Gaming Group, Inc.

www.mtrgaming.com

John W. Bittner, Jr.

Executive Vice President and Chief Financial Officer

(724) 933-8122

Jbittner@mtrgaming.com

MTR GAMING GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31		December 31
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Revenues:
Gaming	$94,122	$85,986	$385,300	$382,514
Pari-mutuel commissions	1,929	2,117	10,206	11,181
Food, beverage and lodging	7,881	7,056	32,617	32,265
Other	2,609	1,961	11,058	8,737
Total revenues	106,541	97,120	439,181	434,697
Less promotional allowances	(2,951)	(2,357)	(11,095)	(9,806)
Net revenues	103,590	94,763	428,086	424,891

Operating expenses:
Expenses of operating departments:
Gaming:
Operating costs	58,266	53,933	238,343	238,594
Other regulatory assessments	167	—	5,925	800
Pari-mutuel commissions	2,252	2,126	11,411	11,276
Food, beverage and lodging	5,670	5,227	23,701	23,249
Other	1,468	1,321	6,271	6,144
Marketing and promotions	2,931	2,801	12,609	12,788
General and administrative	12,992	12,114	52,963	54,068
Project opening costs	36	—	197	1,365
Depreciation	6,863	7,162	27,939	28,733
Impairment loss	685	—	685	40
Loss on the sale or disposal of property	682	30	470	75
Total operating expenses	92,012	84,714	380,514	377,132

Operating income	11,578	10,049	47,572	47,759

Other income (expense):
Interest income	75	15	145	37
Interest expense	(17,162)	(13,383)	(60,159)	(54,120)
Loss on debt extinguishment	—	—	(34,364)	—

Loss from continuing operations before income taxes	(5,509)	(3,319)	(46,806)	(6,324)
(Provision) benefit for income taxes	(1,256)	529	(4,347)	1,361

Loss from continuing operations	(6,765)	(2,790)	(51,153)	(4,963)

Discontinued operations:
Income (loss) from discontinued operations before income taxes and non-controlling interest	787	(41)	787	(234)
Benefit for income taxes	—	14	—	82
Income (loss) from discontinued operations before non- controlling interest	787	(27)	787	(152)
Non-controlling interest	1	—	1	(1)
Income (loss) from discontinued operations	788	(27)	788	(153)

Net loss	$(5,977)	$(2,817)	$(50,365)	$(5,116)

Net loss per share - basic:
Loss from continuing operations	$(0.24)	$(0.10)	$(1.84)	$(0.18)
Income (loss) from discontinued operations	0.03	—	0.03	(0.01)
Net loss	$(0.21)	$(0.10)	$(1.81)	$(0.19)

Net loss per share - diluted:
Loss from continuing operations	$(0.24)	$(0.10)	$(1.84)	$(0.18)
Income (loss) from discontinued operations	0.03	—	0.03	(0.01)
Net loss	$(0.21)	$(0.10)	$(1.81)	$(0.19)

Weighted average number of shares outstanding:
Basic	27,940,702	27,655,526	27,835,649	27,549,546
Diluted	27,940,702	27,655,526	27,835,649	27,549,546

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended		Year Ended
	December 31		December 31
	2011	2010	2011	2010

Net revenues:
Mountaineer Casino, Racetrack & Resort	$55,766	$48,408	$224,103	$228,784
Presque Isle Downs & Casino	47,505	46,048	201,148	193,005
Scioto Downs	298	285	2,750	2,963
Corporate	21	22	85	139
Consolidated net revenues	$103,590	$94,763	$428,086	$424,891

Adjusted EBITDA from continuing operations:
Mountaineer Casino, Racetrack & Resort	$11,718	$9,012	$47,449	$48,451
Presque Isle Downs & Casino	10,949	10,413	45,778	41,047
Scioto Downs	(402)	(300)	(1,476)	(1,217)
Corporate	(2,290)	(1,884)	(9,160)	(10,874)
Consolidated Adjusted EBITDA from continuing operations	$19,975	$17,241	$82,591	$77,407

Adjusted EBITDA from discontinued operations	626	(41)	626	(232)

Consolidated Adjusted EBITDA	$20,601	$17,200	$83,217	$77,175

The following tables set forth a reconciliation of income (loss) from continuing operations and income (loss) from discontinued operations, GAAP financial measures, to Adjusted EBITDA, as well as the calculation of Adjusted EBITDA margin, non-GAAP financial measures.

	Three Months Ended		Year Ended
	December 31		December 31
	2011	2010	2011	2010

ADJUSTED EBITDA FROM CONTINUING OPERATIONS:

Mountaineer Casino, Racetrack & Resort:
Income from continuing operations	$8,732	$1,549	$35,653	$22,526
Interest (income) expense, net	(2)	9	22	142
Provision (benefit) for income taxes	—	4,211	(4)	12,328
Depreciation	2,786	3,223	11,831	13,383
Impairment loss	204	—	204	—
(Gain) loss on the sale or disposal of property	(2)	20	(257)	72
Adjusted EBITDA from continuing operations	$11,718	$9,012	$47,449	$48,451
Net revenues	$55,766	$48,408	$224,103	$228,784
Adjusted EBITDA margin	21.0%	18.6%	21.2%	21.2%

Presque Isle Downs & Casino:
Income from continuing operations	$4,548	$1,431	$19,491	$15,160
Interest (income) expense, net	(3)	7	4	28
Provision for income taxes	1,268	5,240	3,927	10,553
Other regulatory gaming assessment	167	—	5,925	800
Depreciation	3,873	3,725	15,292	14,503
Impairment loss	412	—	412	—
Loss on the sale or disposal of property	684	10	727	3
Adjusted EBITDA from continuing operations	$10,949	$10,413	$45,778	$41,047
Net revenues	$47,505	$46,048	$201,148	$193,005
Adjusted EBITDA margin	23.0%	22.6%	22.8%	21.3%

Scioto Downs:
Loss from continuing operations	$(557)	$(222)	$(2,164)	$(1,355)
(Capitalized interest) interest expense, net	(37)	16	(20)	70
Benefit for income taxes	—	(295)	—	(733)
Depreciation	192	201	767	801
Gain on debt extinguishment	—	—	(59)	—
Adjusted EBITDA from continuing operations	$(402)	$(300)	$(1,476)	$(1,217)

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION (continued)

(dollars in thousands)

(unaudited)

	Three Months Ended		Year Ended
	December 31		December 31
	2011	2010	2011	2010
ADJUSTED EBITDA FROM CONTINUING OPERATIONS (continued):

Corporate:
Loss from continuing operations	$(19,488)	$(5,548)	$(104,133)	$(41,294)
Interest expense, net of interest income	17,129	13,336	60,008	53,843
(Benefit) provision for income taxes	(12)	(9,685)	424	(23,509)
Depreciation	12	13	49	46
Impairment loss	69	—	69	40
Loss on debt extinguishment	—	—	34,423	—
Adjusted EBITDA from continuing operations	$(2,290)	$(1,884)	$(9,160)	$(10,874)

Consolidated:
Loss from continuing operations	$(6,765)	$(2,790)	$(51,153)	$(4,963)
Interest expense, net of interest income and capitalized interest	17,087	13,368	60,014	54,083
Provision (benefit) for income taxes	1,256	(529)	4,347	(1,361)
Other regulatory gaming assessment	167	—	5,925	800
Depreciation	6,863	7,162	27,939	28,733
Loss on the sale or disposal of property	682	30	470	75
Impairment loss	685	—	685	40
Loss on debt extinguishment	—	—	34,364	—
Adjusted EBITDA from continuing operations	$19,975	$17,241	$82,591	$77,407
Net revenues	$103,590	$94,763	$428,086	$424,891
Adjusted EBITDA margin	19.3%	18.2%	19.3%	18.2%

ADJUSTED EBITDA FROM DISCONTINUED OPERATIONS:

Income (loss) from discontinued operations	$788	$(27)	$788	$(153)
Interest (income) expense	(162)	—	(162)	3
(Benefit) provision for income taxes	—	(14)	—	(82)
Adjusted EBITDA from discontinued operations	$626	$(41)	$626	$(232)

MTR GAMING GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	December 31	December 31
	2011	2010
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$85,585	$53,820
Restricted cash	1,146	1,143
Accounts receivable, net of allowance for doubtful accounts of $383 in 2011 and $386 in 2010	4,554	2,790
Amounts due from West Virginia Lottery Commission	122	—
Inventories	3,503	3,476
Deferred financing costs	1,622	4,106
Deferred income taxes	494	—
Prepaid expenses and other current assets	5,366	5,177
Total current assets	102,392	70,512

Property and equipment, net	299,579	314,484
Funds held for construction project	130,114	—
Goodwill	—	494
Other intangibles	85,577	85,529
Deferred financing costs, net of current portion	9,919	8,113
Deposits and other	1,902	1,984
Non-operating real property	11,207	12,215
Assets of discontinued operations	181	178
Total assets	$640,871	$493,509

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,461	$1,887
Accounts payable - gaming taxes and assessments	8,854	7,968
Accrued payroll and payroll taxes	4,114	3,861
Accrued interest	27,072	16,702
Accrued income taxes	958	546
Other accrued liabilities	10,741	9,052
Construction project and equipment liabilities	3,732	136
Deferred income taxes	—	64
Current portion of long-term debt and capital lease obligations	—	1,255
Liabilities of discontinued operations	223	217
Total current liabilities	57,155	41,688

Long-term debt and capital lease obligations, net of current portion	548,933	376,830
Other regulatory gaming assessments	5,408	—
Deferred income taxes	11,048	6,756
Total liabilities	622,544	425,274

Stockholders’ equity:
Common stock	—	—
Additional paid-in capital	62,804	61,910
(Accumulated Deficit) retained earnings	(44,288)	6,359
Accumulated other comprehensive loss	(404)	(251)
Total stockholders’ equity of MTR Gaming Group, Inc.	18,112	68,018
Non-controlling interest of discontinued operations	215	217
Total stockholders’ equity	18,327	68,235
Total liabilities and stockholders’ equity	$640,871	$493,509